EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements on Form S-3D No. 333-103505, Form S-3D No. 333-29557, Form S-8 No. 333-115734, Form S-8
No. 333-96943, Form S-8 No. 333-96941, Form S-8 No. 333-53831, Form S-8 No.
333-53827 and Form S-8 No. 333-29561 of our report dated March 1, 2006, relating to the consolidated financial statements of Westbank Corporation as of and for the year ended December 31, 2005, and management's report on the effectiveness of internal control over financial reporting as of December 31, 2005 appearing in this Annual Report on Form 10-K.

/s/ DELOITTE & TOUCHE LLP
Hartford, Connecticut
March 6, 2006